Exhibit 99.1

WOW! Names New Chief Financial Officer and Chief Commercial Officer

Englewood, Colo. – June 4, 2020 – WOW! Internet, Cable & Phone (NYSE: WOW), a leading broadband services provider, today announced the appointment of John S. Rego as chief financial officer and Shannon Campain as chief commercial officer. Rego and Campain assume their roles as the company continues to grow and strengthen its broadband product and services offerings while delivering award-winning service to its customers.

“As WOW! continues its transformation to a best in class Internet provider, we are thrilled to add such strong expertise to WOW!’s leadership team,” said Teresa Elder, CEO of WOW!. “John and Shannon each bring tremendous experience that will be invaluable as we continue to improve efficiencies, remove costs from the business and provide services for our customers for the future. These exceptional leaders will be critical in building upon what already works, while establishing a new path forward.”

John S. Rego to serve as Chief Financial Officer

Rego is an experienced public company CFO who joins WOW! with 36 years of finance, accounting and operational experience. He has a track-record of driving growth and shareholder value. He was most recently CFO for Telaria, Inc. (sold to the Rubicon Project), and prior to that was CFO for Virgin Galactic. He also served as executive vice president, chief financial officer and treasurer for Vonage Holdings Corp. for nearly eight years as they substantially grew their customer base. As chief financial officer at WOW!, Rego will lead the financial, accounting and investor relations teams and guide the company’s operational efficiency. Rego assumes his role at WOW! on June 29.

“I am thrilled to be a part of WOW’s evolution from a me-too-cable-company to a better broadband provider,” said John S. Rego, CFO of WOW!. “The company is committed to the success of its broadband network and providing innovative solutions to help customers access information the way they want - a couple of the unique aspects of WOW! that attracted me to the position.”

Shannon Campain named Chief Commercial Officer

Campain joins WOW! On June 15 and brings more than 25 years of media and telecommunications experience to her role as chief commercial officer. Prior to this role, she led marketing, sales and digital strategy as a consultant for Fox Corporation and held a similar position at Discovery Communications where she led the brand’s MotorTrend OTT offering. She was previously senior vice president and general manager for consumer markets at CenturyLink and spent 16 years at DirecTV/AT&T in various marketing roles with increasing responsibility. Campain was a significant contributor to DirecTV’s industry leadership in customer growth and retention during those years.

“This is an exciting time to be joining a company with an affinity for innovation and growth,” said Shannon Campain, CCO of WOW!. “I look forward to driving strategy for the company and leading the direction for WOW!’s product offerings that give customers the best experience possible.”

Campain takes over for Nancy McGee who led the development and execution of marketing strategies for the company. McGee is retiring as chief marketing and sales officer following two years at WOW! and more than 25 years in the industry.

“Nancy has built a best-in-class sales and marketing team and was instrumental in setting the company on a path to growth. She has been the strategic architect of our broadband-centric approach, has strengthened our marketing position and has grown our product and services portfolio during her tenure,” said Teresa Elder, CEO of WOW!. “She leaves an esteemed legacy behind not only at WOW! but in the industry.”

About WOW! Internet, Cable & Phone

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes three million residential, business and wholesale consumers. WOW! provides services in 19 markets, primarily in the Midwest and Southeast, including Illinois, Michigan, Indiana, Ohio, Maryland, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized by the National Association for Business Resources for six years as a Best & Brightest Company to Work For, winning the award for the last two consecutive years. Visit wowway.com for more information.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. The forward-looking statements included in this release are made as of the date hereof. We assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future or if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control, including the wide range of competition we face in our business; competitors that are larger and possess more resources; the economic uncertainties created by the COVID-19 pandemic and its potential effect on customer demand or ability to pay as well as potential effects on our ability to procure necessary supplies to support our network; dependence upon a business services strategy; conditions in the economy, including potentially uncertain economic conditions; our ability to secure new businesses as customers; demand for our bundled broadband communications services may be lower than we expect; our ability to respond to rapid technological change; increases in programming and retransmission costs; a decline in advertising revenues; the effects of regulatory changes in our business; our substantial level of indebtedness; certain covenants in our debt documents; programming exclusivity in favor of our competitors; inability to obtain necessary hardware, software and operational support; strain on business and resources from future acquisitions, or the inability to identify suitable acquisitions; the occurrence of natural disasters, including hurricanes, in one or more of our geographic markets and other factors that are described from time to time in our filings with the SEC. All forward-looking statements are expressly qualified in their entirety by these cautionary statements.

WOW! Media Contact

Name: Bryan Gibbs

Email: bryan.gibbs@barokas.com